SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  10/31/2006
FILE NUMBER 811-05426
SERIES NO.: 13


72DD.  1.   Total income dividends for which record date passed during the period. (000's Omitted)
            Class A                                                      1,870
       2.   Dividends for a second class of open-end company shares
            (000's Omitted)
            Class B                                                         88
            Class C                                                         43
            Institutional Class                                              2


73A.        Payments per share outstanding during the entire current period:
            (form nnn.nnnn)
       1.   Dividends from net investment income
            Class A                                                     0.1138
       2.   Dividends for a second class of open-end company shares
            (form nnn.nnnn)
            Class B                                                     0.0368
            Class C                                                     0.0368
            Institutional Class                                          '0.1260

74U.   1    Number of shares outstanding (000's Omitted)
            Class A                                                     21,113
       2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                                                      2,639
            Class C                                                      2,830
            Institutional Class                                            334


74V.   1    Net asset value per share (to nearest cent)
            Class A                                                     $23.80
       2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                                                     $23.14
            Class C                                                     $23.12
            Institutional Class                                         $23.91